Exhibit 99


                                 EXHIBIT INDEX


     The following exhibits are filed as a part of this Form 10-KSB. Certain of these exhibits are incorporated by reference as indicated.

Exhibit No.            Description of Exhibits

10.2.1    First Amendment to Swine Production Services Agreement

27.       Financial Data Schedule